EXHIBIT 31.1

CERTIFICATIONS

I, Michael Donaghy, certify that:

1.	I have reviewed this annual report on Form 10-K/A for the year ended December 31, 2022, of Pioneer Green Farms, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 1, 2023	/s/ Michael Donaghy
Director/Chief Executive Officer